Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 12, 2005, relating to the financial statements and financial statement schedule of McKesson Corporation and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2005.

DELOITTE & TOUCHE LLP
San Francisco, California
August 25, 2005